EXHIBIT 99.1

Happen, Inc. Reports Third Quarter 2026 Results
Record $76.8 Million Pre-Tax Income, 15.0% ROE, and 15.8% ROTCE
Grew Originations 26% Year-over-Year, Increased Diluted EPS 35% Year-over-Year to $0.50
Raising Diluted EPS and Narrowing Originations Annual Guidance Ranges

SAN FRANCISCO – October 28, 2026 – Happen, Inc. (Nasdaq: HAPN), parent company of Happen Bank, a digital bank built for the Motivated Middle, today announced financial results for the third quarter ended September 30, 2026.

“We had another great quarter, effectively navigating the dynamic rate environment to deliver record pre-tax income of $76.8 million and a return on tangible common equity of 15.8%, while growing originations 26% year-over-year to $3.3 billion,” said Scott Sanborn, CEO, Happen, Inc. “Our new brand is taking root, our core business is performing well, we continue to outperform on credit, marketplace demand remains strong. We’re also effectively delivering against each of our growth initiatives, including starting to scale into the $500 billion home improvement market.”

Third Quarter 2026 Results

Highlights:
•Delivered growth across lending businesses, resulting in a 26% increase in quarterly originations.
•Added distribution partners in the home improvement business, with a strong pipeline of interest.
•Continued multi-year credit outperformance versus competitor set, with ~40% lower delinquencies.
•Crossed $10 billion in loans sold through proprietary structured certificates programs, reflecting robust marketplace demand.
•AI-powered agent support tools led to >90% automation rate on originations and record originations efficiency.
•Ongoing execution of the Stock Repurchase and Acquisition Program, with cumulative utilization of $59 million through September.
•Won numerous prestigious awards, including Money.com’s Best Bank, Finovate’s Best Customer Experience Award, and Business Insider's America’s Most Innovative Businesses.

Balance Sheet:
•Total assets of $13.3 billion, up 20% year-over-year, primarily due to growth in loans and securities.
•Deposits of $11.5 billion, up 22% year-over-year, with 89% of deposits FDIC-insured.
•Robust available liquidity of $4.2 billion.
•Increased hedging program notional balances to $2.5 billion from $1.5 billion in the prior year.
•Strong capital position with a consolidated Tier 1 leverage ratio of 12.0% and a CET1 capital ratio of 15.7%.
•Book value per common share was $13.81, compared to $12.68 in the prior year.
•Tangible book value per common share was $13.11, compared to $11.95 in the prior year.

Financial Performance:
•Achieved $3.3 billion in origination volume, up 26% compared to the prior year, driven by the successful execution of product and marketing initiatives.
•Total net revenue of $263.2 million, compared to $266.2 million in the prior year, driven by the 2026 election of fair value option (FVO) accounting for all new originations.
•Risk-adjusted revenue of $279.1 million, up 27% compared to the prior year.
•Provision benefit of $15.9 million, compared to an expense of $46.3 million in the prior year, due to strong credit performance and the 2026 election of FVO accounting for all new originations.

•Net charge-off ratio on total loans and leases held for investment improved to 3.1%, compared to 3.4% in the prior year.
•Profit margin (pre-tax) of 29.2%, compared to 21.5% in the prior year.
•Diluted EPS increased 35% to $0.50, compared to $0.37 in the prior year.
•Return on Equity (ROE) of 15.0% with a Return on Tangible Common Equity (ROTCE) of 15.8%.

Summary Financial Highlights:

	Three Months Ended
($ in millions, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025
Total net revenue	$263.2	$262.9	$266.2
Provision for credit losses	(15.9)	(10.9)	46.3
Non-interest expense	202.3	198.1	162.7
Income before income tax expense	76.8	75.7	57.2
Income tax expense	(17.5)	(17.5)	(13.0)
Net income	$59.3	$58.1	$44.3

Diluted EPS	$0.50	$0.50	$0.37

For a calculation of Tangible Book Value Per Common Share, Return on Tangible Common Equity and Risk-Adjusted Revenue, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

2026 Strategic Priorities & Investments
Happen has made important progress on several strategic initiatives:

Corporate Rebrand: Rebranded to Happen, Inc. and Happen BankTM, a bank that clears the way for people going places, providing fast and easy access to award-winning products that help them save more of what they earn and earn more on what they save. The new brand reflects the company’s transition from a pioneering online lender to a diversified digital-first bank that combines deposits, lending, and a capital-light marketplace bank model. The company completed the transition and began trading on Nasdaq under HAPN in June 2026.
Home Improvement Financing: Having previously acquired foundational technology and key talent, Happen Bank is now underwriting and originating home improvement loans and the pipeline of additional new partners is significant. Home improvement is a $500 billion market where Happen Bank has distinct advantages over incumbents and a meaningful opportunity for growth.
AI and Operating Efficiency: The company has multiple AI initiatives underway across marketing, product, engineering, operations, customer experience, and compliance, with the goal of improving member experience, driving efficiency, facilitating new customer acquisition, and supporting margin expansion over time. AI-powered automation and agent support tools have already led to record personal loans originations production efficiency and an ongoing >90% automation rate for issued loans.
New Marketing Channel Investment: The company increased investments in new acquisition channels, including paid social and display, in order to build attribution models and data capabilities for the full-year 2026 growth plan. Successful execution of marketing and product initiatives contributed to a 26% year-over-year increase in originations in the third quarter.
Transition to Fair Value Option Accounting: Starting January 1, 2026, Happen Bank adopted FVO accounting for all new originations of loans held for investment. This change aligns the accounting treatment for loans held for investment and held for sale, creating a consistent framework across the business and better aligns the timing of revenue recognition with the timing of credit and operational expenses. The company expects this transition will, over time, result in higher return on invested capital.

For financial reporting, under FVO, new loans are marked to fair value at origination, with subsequent changes in fair value, reflecting both credit performance and market conditions, flowing through non-interest income each quarter rather than through a separate provision for credit losses. The company will no longer record a CECL provision on new loan originations.

Financial Outlook
•Narrowing full year 2026 originations guidance, prioritizing unit margins in the elevated rate environment while driving 26%-27% annual growth.
•Raising full year 2026 diluted EPS guidance to $1.87-$1.92 from $1.80-$1.90, reflecting 61%-66% annual growth.
•Guidance assumes a stable consumer and interest rate environment, with a 25 basis point increase in the Fed funds rate in December.

Fourth Quarter 2026
Loan originations	$3.1B to $3.2B
Diluted EPS	$0.43 to $0.48

Full Year 2026
Loan originations	$12.3B to $12.4B
Diluted EPS	$1.87 to $1.92

About Happen Bank
Happen Bank™ – formerly LendingClub Bank – is a digital bank built for the Motivated Middle: high-FICO, high-income, digitally savvy consumers actively managing their financial lives. Our difference? We make it easy for them to access award-winning products that help them keep more of what they earn and earn more on what they save. Our products are aligned by design to reward our five million plus members when they take positive financial steps, like saving regularly or making loan payments on time.

The Company’s success is fueled by our advanced credit underwriting, a proprietary technology platform engineered for innovation, and a marketplace bank model that drives value for members, loan investors, and shareholders alike. The result is affordable credit, meaningful value, and a trusted banking relationship – delivered consistently and profitably at scale.

Happen Bank exists to clear the way for our members to make it happen.

Happen, Inc. (Nasdaq: HAPN) – formerly LendingClub Corporation – is the parent company and operator of Happen Bank, National Association, Member FDIC. For more information about Happen Bank, visit https://www.happen.com.

Conference Call and Webcast Information
Happen, Inc.’s third quarter 2026 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Wednesday, October 28, 2026. A live webcast of the call will be available at https://ir.happen.com under News & Events menu. To listen to the call, register using this link: https://events.q4inc.com/attendee/495409717 ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at https://ir.happen.com. Happen, Inc. communicates with its investors and the public, including by disclosing material information pursuant to Regulation FD, through various channels, including its website (including the investor relations page at https://ir.happen.com), social media (including X, LinkedIn and Facebook), filings with the Securities and Exchange Commission, press releases, conference calls and webcasts. Accordingly, we encourage investors and the public to review our communications across all channels.

Contacts
For Investors:
IR@happen.com
Media Contact:
Press@happen.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Tangible Book Value (TBV) Per Common Share, Return on Tangible Common Equity (ROTCE), and Risk-Adjusted Revenue. Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe TBV Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing tangible common equity for the period (common equity reduced by goodwill and customer relationship intangible assets), divided by the ending number of common shares issued and outstanding.

We believe ROTCE is an important measure because it reflects the company's ability to generate income from its core assets. ROTCE is a non-GAAP financial measure calculated by dividing annualized net income by the average tangible common equity for the applicable period.

We believe Risk-Adjusted Revenue is an important measure reflecting the credit risk-adjusted financial performance of our business operations. Risk-Adjusted Revenue is equal to Total Net Revenue less Provision for Credit Losses.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on page 11 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our entry into home improvement financing, our AI initiatives, the impact of the transition to fair value option accounting and anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our loan performance, our ability to continue to attract and retain new and existing borrowers and marketplace investors (including retaining long-term investors through the duration of their expected partnership and achieving the anticipated level of purchases); competition; overall economic conditions; our ability to integrate acquired technology; the interest rate and/or regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

HAPPEN, INC.
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	Q/Q	Y/Y
Operating Highlights:
Net interest income	$183,071	$179,017	$176,234	$163,027	$158,439	2%	16%
Non-interest income	80,089	83,838	76,017	103,444	107,792	(4)%	(26)%
Total net revenue	263,160	262,855	252,251	266,471	266,231	—%	(1)%
Provision for credit losses	(15,930)	(10,917)	390	47,158	46,280	46%	N/M
Non-interest expense	202,315	198,115	184,533	169,284	162,713	2%	24%
Income before income tax expense	76,775	75,657	67,328	50,029	57,238	1%	34%
Income tax expense	(17,499)	(17,509)	(15,725)	(8,475)	(12,964)	—%	35%
Net income	$59,276	$58,148	$51,603	$41,554	$44,274	2%	34%
Diluted EPS	$0.50	$0.50	$0.44	$0.35	$0.37	—%	35%

Total loan originations (in millions)(1)	$3,336	$3,145	$2,669	$2,637	$2,656	6%	26%
Current period originations sold or held for sale	$2,145	$2,039	$1,717	$2,090	$2,027	5%	6%
Current period originations held for investment	$1,192	$1,107	$952	$547	$629	8%	90%

Total servicing portfolio (in millions)(2)	$15,469	$14,596	$13,854	$13,423	$12,986	6%	19%
Loans serviced for others	$8,133	$8,231	$7,750	$7,601	$7,612	(1)%	7%

Performance Metrics:
Net interest margin	6.05%	6.14%	6.28%	5.98%	6.18%
Profit margin(3)	29.2%	28.8%	26.7%	18.8%	21.5%
Return on average equity (ROE)(4)	15.0%	15.1%	13.7%	11.3%	12.4%
Return on tangible common equity (ROTCE)(5)(6)	15.8%	15.9%	14.5%	11.9%	13.2%
Return on average total assets (ROA)(7)	1.9%	1.9%	1.8%	1.5%	1.7%
Marketing expense as a % of loan originations(1)	2.18%	1.99%	2.08%	1.73%	1.53%

Average balance - total loans and leases held for investment	$5,449,330	$5,108,678	$4,797,639	$4,767,573	$4,890,619	7%	11%
Net charge-offs - total loans and leases held for investment	$41,637	$40,599	$42,493	$47,852	$41,899	3%	(1)%
Net charge-off ratio - total loans and leases held for investment(8)	3.1%	3.2%	3.5%	4.0%	3.4%

Capital Metrics:
Common equity Tier 1 capital ratio	15.7%	16.9%	17.0%	17.4%	18.0%
Tier 1 leverage ratio	12.0%	11.9%	11.9%	12.0%	12.3%
Book value per common share	$13.81	$13.58	$13.19	$13.01	$12.68	2%	9%
Tangible book value per common share(6)	$13.11	$12.89	$12.49	$12.30	$11.95	2%	10%
(1)    Beginning in the first quarter of 2026, includes all loans originated during the respective periods (unsecured consumer loans, auto loans and small business loans). Previously this included unsecured consumer loans and auto loans only. In the third, second and first quarters of 2026, this update included small business loan originations of $54 million, $38 million and $15 million, respectively. Prior periods have been reclassified to conform to the current period presentation.
(2)    Reflects loans serviced on our platform, which includes unsecured consumer loans and auto loans serviced for others for which servicing rights are retained by the company.
(3)    Calculated as the ratio of income before income tax expense to total net revenue.
(4)    Calculated as annualized net income divided by average equity for the period presented.
(5)    Calculated as annualized net income divided by average tangible common equity for the period presented.
(6)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(7)    Calculated as annualized net income divided by average total assets for the period presented.
(8)    Beginning in the first quarter of 2026, the net charge-off ratio is calculated as annualized net charge-offs for total loans and leases held for investment (at amortized cost and fair value) divided by average total outstanding loans and leases held for investment during the period. Prior to the first quarter of 2026, this was calculated based on loans and leases held for investment at amortized cost only. Prior period amounts have been reclassified to conform to the current period presentation.

HAPPEN, INC.
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of the period ended					% Change
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$3,921,057	$4,046,761	$3,867,576	$3,706,709	$3,742,304	(3)%	5%
Loans held for sale	$2,063,910	$1,773,052	$1,836,121	$1,762,396	$1,213,140	16%	70%
Loans and leases held for investment	$5,734,040	$5,078,318	$4,700,990	$4,470,383	$4,573,425	13%	25%
Total loans and leases	$7,797,950	$6,851,370	$6,537,111	$6,232,779	$5,786,565	14%	35%
Total assets	$13,286,814	$12,549,040	$11,939,839	$11,567,816	$11,072,515	6%	20%
Total deposits	$11,481,409	$10,765,267	$10,189,511	$9,833,870	$9,388,233	7%	22%
Total liabilities	$11,693,741	$10,981,575	$10,416,311	$10,067,388	$9,610,302	6%	22%
Total equity	$1,593,073	$1,567,465	$1,523,528	$1,500,428	$1,462,213	2%	9%

HAPPEN, INC.
LOANS AND LEASES HELD FOR INVESTMENT BY DELINQUENCY STATUS
(In thousands)
(Unaudited)
The following tables present loans and leases held for investment (at amortized cost and fair value) by delinquency status(1):

September 30, 2026	Current	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (2)
Unsecured consumer	$4,465,668	$22,577	$17,734	$15,884	$4,521,863	$—
Residential mortgages	141,043	313	2,707	—	144,063	—
Secured consumer	498,492	3,047	874	296	502,709	—
Total consumer loans held for investment	5,105,203	25,937	21,315	16,180	5,168,635	—

Equipment finance (3)	27,264	—	—	3,207	30,471	—
Commercial real estate (4)	507,133	441	1,181	5,531	514,286	49,354
Commercial and industrial	139,952	4,661	351	27,580	172,544	123,740
Total commercial loans and leases held for investment	674,349	5,102	1,532	36,318	717,301	173,094
Total loans and leases held for investment	$5,779,552	$31,039	$22,847	$52,498	$5,885,936	$173,094

December 31, 2025	Current	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (2)
Unsecured consumer (5)	$3,600,434	$24,075	$19,685	$18,929	$3,663,123	$—
Residential mortgages	150,099	—	888	86	151,073	—
Secured consumer	257,063	3,015	596	395	261,069	—
Total consumer loans held for investment	4,007,596	27,090	21,169	19,410	4,075,265	—

Equipment finance (3)	35,973	696	—	3,088	39,757	—
Commercial real estate (4)	461,307	—	—	11,182	472,489	39,507
Commercial and industrial	133,526	1,540	1,878	20,074	157,018	108,826
Total commercial loans and leases held for investment	630,806	2,236	1,878	34,344	669,264	148,333
Total loans and leases held for investment	$4,638,402	$29,326	$23,047	$53,754	$4,744,529	$148,333
(1)    Beginning in the first quarter of 2026, amounts include loans and leases held for investment measured at both amortized cost and fair value. Previously, amounts included loans and leases held for investment at amortized cost only. Prior period amounts have been reclassified to conform to the current period presentation.
(2)    Represents loan balances guaranteed by the Small Business Administration (SBA).
(3)    Comprised of sales-type leases for equipment.
(4)    Includes $332.2 million and $286.8 million in loans originated through the SBA as of September 30, 2026 and December 31, 2025, respectively.
(5)    Excludes basis adjustment for loans previously designated in fair value hedges under the portfolio layer method of $1.6 million as of December 31, 2025.

HAPPEN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	September 30, 2026	June 30, 2026	September 30, 2025	Q3 2026 vs Q2 2026	Q3 2026 vs Q3 2025
Interest income:
Interest on loans (1)	$216,027	$206,397	$179,158	5%	21%
Interest on securities available for sale	55,535	55,114	56,253	1%	(1)%
Other interest income	6,740	7,424	6,390	(9)%	5%
Total interest income	$278,302	$268,935	$241,801	3%	15%

Interest expense:
Interest on deposits	95,226	89,916	83,221	6%	14%
Other interest expense	5	2	141	150%	(96)%
Total interest expense	95,231	89,918	83,362	6%	14%

Net interest income	183,071	179,017	158,439	2%	16%

Non-interest income:
Origination fees (2)	173,220	164,006	105,731	6%	64%
Servicing fees (2)	13,585	12,890	17,000	5%	(20)%
Gain on sales of loans (2)	19,608	21,461	17,799	(9)%	10%
Net fair value adjustments (2)	(131,409)	(121,145)	(38,375)	(8)%	(242)%
Other non-interest income	5,085	6,626	5,637	(23)%	(10)%
Total non-interest income	80,089	83,838	107,792	(4)%	(26)%

Total net revenue	263,160	262,855	266,231	—%	(1)%

Provision for credit losses	(15,930)	(10,917)	46,280	46%	N/M

Non-interest expense:
Compensation and benefits	64,529	68,221	60,830	(5)%	6%
Marketing	72,763	62,580	40,712	16%	79%
Equipment and software	17,500	15,846	13,465	10%	30%
Depreciation and amortization	17,062	18,152	16,879	(6)%	1%
Professional services	10,889	11,989	10,922	(9)%	—%
Occupancy	3,644	4,982	5,245	(27)%	(31)%
Other non-interest expense	15,928	16,345	14,660	(3)%	9%
Total non-interest expense	202,315	198,115	162,713	2%	24%

Income before income tax expense	76,775	75,657	57,238	1%	34%
Income tax expense	(17,499)	(17,509)	(12,964)	—%	35%
Net income	$59,276	$58,148	$44,274	2%	34%

Net income per share:
Basic EPS	$0.51	$0.50	$0.39	2%	31%
Diluted EPS	$0.50	$0.50	$0.37	—%	35%
Weighted-average common shares – Basic	115,504,531	115,376,906	114,961,676	—%	—%
Weighted-average common shares – Diluted	117,582,278	117,274,710	118,188,124	—%	(1)%
(1)    Beginning in the first quarter of 2026, we combined “Interest on loans held for sale,” “Interest and fees on loans and leases held for investment,” and “Interest on loans held for investment at fair value,” into a single line item called “Interest on loans.” Prior period amounts have been reclassified to conform to the current period presentation.
(2)    Beginning in the first quarter of 2026, these components previously aggregated under “Marketplace revenue” on the Income Statement, are now presented as separate line items. Prior period amounts have been reclassified to conform to the current period presentation.

HAPPEN, INC.
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated (1)
	Three Months Ended September 30, 2026			Three Months Ended June 30, 2026			Three Months Ended September 30, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$737,780	$6,740	3.65%	$825,029	$7,424	3.60%	$603,777	$6,390	4.23%
Securities available for sale at fair value	3,921,959	55,535	5.66%	3,880,678	55,114	5.68%	3,564,732	56,253	6.31%
Loans held for sale at fair value	1,997,284	70,840	14.19%	1,850,763	64,039	13.84%	1,198,581	37,628	12.56%
Loans held for investment at fair value	2,483,948	65,642	10.57%	1,667,694	46,540	11.16%	552,848	15,319	11.08%
Loans and leases held for investment at amortized cost:
Unsecured consumer loans	2,012,504	65,449	13.01%	2,438,480	80,830	13.26%	3,268,142	110,151	13.48%
Commercial and secured consumer loans	952,878	14,096	5.92%	1,002,504	14,988	5.98%	1,069,629	16,060	6.01%
Loans and leases held for investment at amortized cost	2,965,382	79,545	10.73%	3,440,984	95,818	11.14%	4,337,771	126,211	11.64%
Total loans and leases held for investment	5,449,330	145,187	10.66%	5,108,678	142,358	11.15%	4,890,619	141,530	11.58%
Total interest-earning assets	12,106,353	278,302	9.20%	11,665,148	268,935	9.22%	10,257,709	241,801	9.43%

Cash and due from banks and restricted cash	29,847			25,687			29,655
Allowance for loan and lease losses	(176,759)			(218,977)			(260,744)
Other non-interest earning assets	677,799			695,671			638,821
Total assets	$12,637,240			$12,167,529			$10,665,441

Interest-bearing liabilities
Interest-bearing deposits:
Savings and money market accounts	7,151,790	65,027	3.61%	6,897,169	61,372	3.57%	6,442,649	61,782	3.80%
Certificates of deposit	2,894,338	29,042	3.98%	2,736,658	27,381	4.01%	1,851,320	19,990	4.28%
Checking accounts	384,163	1,157	1.19%	389,934	1,163	1.20%	406,494	1,449	1.41%
Interest-bearing deposits	10,430,291	95,226	3.62%	10,023,761	89,916	3.60%	8,700,463	83,221	3.79%
Other interest-bearing liabilities	435	5	3.87%	220	2	3.81%	12,174	141	4.61%
Total interest-bearing liabilities	10,430,726	95,231	3.62%	10,023,981	89,918	3.60%	8,712,637	83,362	3.80%
Noninterest-bearing deposits	331,612			343,281			291,231
Other liabilities	291,797			256,029			237,035
Total liabilities	$11,054,135			$10,623,291			$9,240,903

Total equity	$1,583,105			$1,544,238			$1,424,538
Total liabilities and equity	$12,637,240			$12,167,529			$10,665,441

Interest rate spread			5.58%			5.62%			5.63%

Net interest income and net interest margin		$183,071	6.05%		$179,017	6.14%		$158,439	6.18%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

HAPPEN, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Cash and due from banks	$14,781	$11,749
Interest-bearing deposits in banks	762,949	905,905
Total cash and cash equivalents	777,730	917,654
Restricted cash	15,326	12,783
Securities available for sale at fair value ($4,020,262 and $3,733,780 at amortized cost, respectively)	3,921,057	3,706,709
Loans held for sale at fair value	2,063,910	1,762,396
Loans held for investment at fair value	3,139,008	473,314
Loans and leases held for investment	2,746,928	4,272,812
Allowance for loan and lease losses	(151,896)	(275,743)
Loans and leases held for investment, net	2,595,032	3,997,069
Property, equipment and software, net	276,997	254,088
Goodwill	75,717	75,717
Other assets	422,037	368,086
Total assets	$13,286,814	$11,567,816
Liabilities and Equity
Deposits:
Interest-bearing	$11,094,328	$9,459,483
Noninterest-bearing	387,081	374,387
Total deposits	11,481,409	9,833,870
Other liabilities	212,332	233,518
Total liabilities	11,693,741	10,067,388
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 115,395,673 and 115,368,987 shares issued and outstanding, respectively	1,154	1,154
Additional paid-in capital	1,695,854	1,719,233
Accumulated deficit	(32,772)	(201,799)
Accumulated other comprehensive loss	(71,163)	(18,160)
Total equity	1,593,073	1,500,428
Total liabilities and equity	$13,286,814	$11,567,816

HAPPEN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Tangible Book Value Per Common Share

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
GAAP common equity	$1,593,073	$1,567,465	$1,523,528	$1,500,428	$1,462,213
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Customer relationship intangible assets	(3,963)	(4,492)	(5,039)	(5,685)	(8,206)
Tangible common equity	$1,513,393	$1,487,256	$1,442,772	$1,419,026	$1,378,290

Book value per common share
GAAP common equity	$1,593,073	$1,567,465	$1,523,528	$1,500,428	$1,462,213
Common shares issued and outstanding	115,395,673	115,407,464	115,497,890	115,368,987	115,301,440
Book value per common share	$13.81	$13.58	$13.19	$13.01	$12.68

Tangible book value per common share
Tangible common equity	$1,513,393	$1,487,256	$1,442,772	$1,419,026	$1,378,290
Common shares issued and outstanding	115,395,673	115,407,464	115,497,890	115,368,987	115,301,440
Tangible book value per common share	$13.11	$12.89	$12.49	$12.30	$11.95

Return On Tangible Common Equity

	For the three months ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Average GAAP common equity	$1,583,105	$1,544,238	$1,507,711	$1,473,356	$1,424,538
Less: Average goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Average customer relationship intangible assets	(4,228)	(4,766)	(5,362)	(6,031)	(6,722)
Average tangible common equity	$1,503,160	$1,463,755	$1,426,632	$1,391,608	$1,342,099

Return on average equity
Annualized GAAP net income	$237,104	$232,592	$206,412	$166,216	$177,096
Average GAAP common equity	$1,583,105	$1,544,238	$1,507,711	$1,473,356	$1,424,538
Return on average equity	15.0%	15.1%	13.7%	11.3%	12.4%

Return on tangible common equity
Annualized GAAP net income	$237,104	$232,592	$206,412	$166,216	$177,096
Average tangible common equity	$1,503,160	$1,463,755	$1,426,632	$1,391,608	$1,342,099
Return on tangible common equity	15.8%	15.9%	14.5%	11.9%	13.2%
Risk-Adjusted Revenue

	For the three months ended
	September 30, 2026		June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
Total net revenue	$263,160		$262,855		$252,251		$266,471		$266,231
Less: Provision for credit losses	(15,930)		(10,917)		390		47,158		46,280
Risk-adjusted revenue	$279,090	$—	$273,772	$—	$251,861	$—	$219,313	$—	$219,951